                                                                    EXHIBIT 16.1




December 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Xcyte Therapies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 11(i) of Form S-1, as part of the Company's Form S-1 dated December 21, 2000. We agree with the statements concerning our Firm in such Form S-1.

                                       Very truly yours,

                                       /s/ PricewaterhouseCoopers, LLP

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     Effective January 12, 2000, Ernst & Young LLP was engaged as our independent auditors and replaced other auditors who were dismissed as our independent accountants on the same date. The decision to change auditors was approved by our board of directors.

     Prior to January 12, 2000, our former auditors issued reports on our financial statements for the period from inception to December 31, 1998 and for each of the two years in the period ended December 31, 1998. These reports of our former auditors did not contain any adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to audit scope or accounting principle. In connection with the audits for the periods from inception to December 31, 1998, there were no disagreements with our former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of our former auditors, would have caused them to make reference thereto in their reports.

     Prior to January 12, 2000, we had not consulted with Ernst & Young LLP on items that involved our accounting principles or the form of audit opinion to be issued on our financial statements. We have requested that our former auditors furnish us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of this letter is filed as an exhibit to the registration statement of which this prospectus forms a part.